As filed with the Securities and Exchange Commission on May 15, 2018
Registration No. 333-119506

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 THE TORO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-0580470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196
(Address of Principal Executive Offices) (Zip Code)

The Toro Company Profit-Sharing Plan for Plymouth Union Employees
(Full Title of the Plan)
Timothy P. Dordell
Vice President, Secretary and General Counsel
The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196
(952) 888-8801
(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
Copies requested to:
Amy E. Culbert, Esq.
Fox Rothschild LLP
Campbell Mithun Tower, Suite 2000
222 South Ninth Street
Minneapolis, Minnesota 55402
(612) 607-7287
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

The share number in the Explanatory Note below reflects adjustments for a two-for-one stock split effected on April 12, 2005, a two-for-one stock split effected on June 29, 2012, and a two-for-one stock split effected on September 16, 2016.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-119506) (the “Registration Statement”) filed by The Toro Company, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission on October 4, 2004, which registered 280,000 shares of common stock, par value $1.00 (“Common Stock”), of the Registrant to be issued pursuant to, and an indeterminate amount of plan interests under, The Toro Company Profit-Sharing Plan for Plymouth Union Employees (the “Plymouth Plan”).

This Post-Effective Amendment is being filed to withdraw and remove from registration any unsold shares of Common Stock and plan interests in the Plymouth Plan previously registered by the Registrant pursuant to the Registration Statement. The Plymouth Plan was merged with and into The Toro Company Investment, Savings and Employee Stock Ownership Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 15, 2018.

THE TORO COMPANY
(Registrant)

By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Olson	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)	May 15, 2018
Richard M. Olson

/s/ Renee J. Peterson	Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer)	May 15, 2018
Renee J. Peterson

/s/ Robert C. Buhrmaster	Director	May 15, 2018
Robert C. Buhrmaster

/s/ Janet K. Cooper	Director	May 15, 2018
Janet K. Cooper

/s/ Gary L. Ellis	Director	May 15, 2018
Gary L. Ellis

/s/ Jeffrey M. Ettinger	Director	May 15, 2018
Jeffrey M. Ettinger

/s/ Katherine J. Harless	Director	May 15, 2018
Katherine J. Harless

/s/ D. Christian Koch	Director	May 15, 2018
D. Christian Koch

/s/ James C. O'Rourke	Director	May 15, 2018
James C. O'Rourke

/s/ Gregg W. Steinhafel	Director	May 15, 2018
Gregg W. Steinhafel

/s/ Christopher A. Twomey	Director	May 15, 2018
Christopher A. Twomey

/s/ Michael G. Vale, Ph.D.	Director	May 15, 2018
Michael G. Vale, Ph.D.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 15, 2018.

THE TORO COMPANY INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN, as the successor to The Toro Company Profit-Sharing Plan for Plymouth Union Employees

BY: THE TORO COMPANY, as Plan Sponsor and Administrator of The Toro Company Investment, Savings and Employee Stock Ownership Plan

By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

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